Secretary of State
                                                              State of Missouri
                                                                   P.O. Box 778
                                                 Jefferson City, Missouri 65102


                     AMENDMENT OF ARTICLES OF INCORPORATION

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The name of the Corporation is The Source Information Management Company (#00409062). The name under which it was originally organized was Periodico, Inc.

2. An amendment to the Corporation's Articles of Incorporation was approved by the shareholders on July 1, 1997.

3.       Section (a) of Article Four is amended to read as follows:

                  (a) The aggregate number of shares of capital stock which the corporation shall have authority to issue is eighteen million five hundred twenty-eight thousand nine hundred and twenty-five (18,528,925), each having a par value of One Cent ($0.01) per share. Of such authorized shares, sixteen million five hundred twenty-eight thousand nine hundred twenty-five (16,528,925) shares are hereby classified and designated as common stock and two million (2,000,000) shares are hereby classified and designated as preferred stock.

4. The number of outstanding shares of any class entitled to vote on such amendment, as a class or otherwise, was as follows:

              Class                              Number of Outstanding Shares

           Common Stock                                   7,049,199

5.      The number of shares voted for and against the amendment was as follows:

                  4,696,117 shares voted for the amendment
                    113,482  shares voted against the amendment

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, then a statement of the manner in which it shall be effected:

         Each share of common stock currently issued and outstanding shall be changed into 0.82645 of one share of common stock. In lieu of fractional shares of common stock, the Corporation shall pay in cash to such shareholders the value of the fractional interest based on the closing bid price of the common stock, as reported by the Nasdaq SmallCap Market on the date of the filing of this Amendment of Articles, as adjusted for this reverse stock split.

         IN WITNESS WHEREOF, the undersigned, W. Brian Rodgers, Vice President/CFO has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal as of the 1st day of October, 1997.

                                      THE SOURCE INFORMATION MANAGEMENT COMPANY
CORPORATE SEAL

                                      By:/s/ W. Brian Rodgers
                                         W. Brian Rodgers, Vice President/CFO

ATTEST:


/s/ Alan G. Johnson
Alan G. Johnson, Secretary


STATE OF MISSOURI                   )
                                    ) SS
COUNTY OF ST. LOUIS                 )

         I, Marlene N. Harris, a Notary Public, do hereby certify that on this 1st day of October, 1997, personally appeared before me W. Brian Rodgers, who being by me first duly sworn, declared that he is the Vice President/CFO of The Source Information Management Company, that he signed the foregoing document as Chairman of the Corporation, and that the statements therein contained are true.


                                     /s/ Marlene N. Harris
                                          Notary Public

My commission expires:

November 18, 1997

                    STATEMENT OF REDUCTION OF STATED CAPITAL
                                       OF
                    THE SOURCE INFORMATION MANAGEMENT COMPANY

         Pursuant to the provisions of Section 351.195 of the General and Business Corporation Law of Missouri, the undersigned Corporation, for the purpose of reducing the stated capital of the Corporation, does hereby make and execute this Statement of Reduction in Stated Capital:

1. The name of the Corporation is The Source Information Management Company (#00409062). The name of the Corporation prior to The Source Information Management Company was The Source Company. The name under which it was originally organized was Periodico, Inc.

2. A reduction of stated capital of the Corporation was approved by the shareholders of the Corporation on July 1, 1997. The resolution approving such reduction is as follows: "Resolved, that the Corporation be, and hereby is, authorized to file an Amendment to the Corporation's Articles of Incorporation to decrease the number of authorized shares, reduce the Corporation's stated capital and to effect a 1-for-1.21 Reverse Stock Split."

3. Of the 7,049,199 shares of common stock and 5,600 shares of preferred stock outstanding, 7,049,199 shares of common stock were entitled to vote on such reduction of stated capital. The preferred shares have no voting rights.

4. The number of shares of common stock voted for and against the reduction of stated capital was as follows:

                4,696,117         shares   of  common   stock   voted  for  the
                                  reduction of stated capital

                  113,482 shares of common stock voted against the reduction of stated capital

                  2,239,600       shares of common stock abstained from voting

5. The reduction of stated capital will be effected as follows: each share of common stock issued and outstanding as of the date hereof will be reclassified and changed into 0.82645 of one share of common stock. In lieu of fractional shares of common stock, the Corporation shall pay in cash to such shareholders the value of the fractional interest based on the closing bid price of the common stock, as reported by the Nasdaq SmallCap Market, as adjusted for the reverse stock split.

         After such reclassification, the Corporation's stated capital, adjusted to give effect to said reduction of stated capital, is reduced from $70,491.99 to $58,257.84 and the Corporation's paid-in surplus is increased by $12,234.15.

         IN WITNESS WHEREOF, the undersigned, W. Brian Rodgers, Vice President/CFO, has executed this Statement of Reduction of Stated Capital and its Secretary has affixed its corporate seal hereto and attested said seal as of the 1st day of October, 1997.


                                     THE SOURCE INFORMATION MANAGEMENT
                                     COMPANY



                                     By: /s/ W. Brian Rodgers
                                         W. Brian Rodgers, Vice President/CFO

ATTEST:


/s/ Alan G. Johnson
Alan G. Johnson, Secretary


STATE OF MISSOURI                   )
                                    )  SS.
COUNTY OF ST. LOUIS                 )

         I, Marlene N. Harris, a Notary Public, do hereby certify that on this 1st day of October, 1997, personally appeared before me W. Brian
Rodgers, who being by me first duly sworn, declared that he is the Vice President/CFO of The Source Information Management Company, and that he signed the foregoing document as Chairman of the Corporation, and that the statements therein contained are true.


                                              /s/ Marlene N. Harris
                                                   Notary Public

My Commission Expires:


November 18, 1997

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